EXHIBIT D


                     DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

                    World Wide Wireless Communications, Inc.


          The undersigned hereby certifies, with respect to shares of Common Stock of World Wide Wireless Communications, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the "Notice"), delivered pursuant to the Common Stock Purchase Agreement dated as of January __, 2001 (the "Agreement"), as follows:

          1. The undersigned is the duly appointed Chief Executive Officer of the Company.

          2. Except as set forth on the disclosure schedule attached hereto, the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof and all SEC Documents are as represented in Section 3.1(f) of the Agreement.

          3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date of this Draw Down Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

          4. The Investment Amount is $___________.

          5. The Threshold Price, if any, is $__________.

          6. The Draw Down Pricing Period shall commence on ____________.

          The undersigned has executed this Certificate this ____ day of ________, _____.


                                        World Wide Wireless Communications, Inc.


                                        By:  ________________________________
                                        Name:
                                        Title: